                             WALL DATA INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE

                                                          THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                            SEPTEMBER 30,                       SEPTEMBER 30,
                                                         1997             1996              1997              1996
                                                      -----------      -----------       -----------       -----------
PRIMARY
   Average shares outstanding                           9,278,162        9,085,454         9,223,851         9,033,698
   Net effect of dilutive stock options based on
      the treasury stock method using average
      market price                                        651,382               --           419,394           437,970
                                                      -----------      -----------       -----------       -----------
   Total weighted average shares outstanding            9,929,544        9,085,454         9,643,245         9,471,668
                                                      ===========      ===========       ===========       ===========

   Net income (loss)                                  $    19,000      $  (645,000)      $(1,177,000)      $ 1,527,000
                                                      -----------      -----------       -----------       -----------

   Net income (loss) per share                        $        --      $     (0.07)      $     (0.12)      $      0.16
                                                      -----------      -----------       -----------       -----------

FULLY DILUTED
   Average shares outstanding                           9,278,162        9,085,454         9,223,851         9,033,698
   Net effect of dilutive stock options based on
      the treasury stock method using the
      period-end market price, if higher than
      average market price                                673,783               --           673,783           437,970
                                                      -----------      -----------       -----------       -----------
   Total weighted average shares outstanding            9,951,945        9,085,454         9,897,634         9,471,668
                                                      ===========      ===========       ===========       ===========

   Net income (loss)                                  $    19,000      $  (645,000)      $(1,177,000)      $ 1,527,000
                                                      -----------      -----------       -----------       -----------

   Net income (loss) per share                        $        --      $     (0.07)      $     (0.12)      $      0.16
                                                      -----------      -----------       -----------       -----------

                                       14